UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – April 25, 2007

(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OF UTAH                                        1-8796                                87-0407509

(State or other jurisdiction of            (Commission File No.)             (I.R.S. Employer

incorporation or organization)                                                          Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

        On April 25, 2007, Questar Corporation (the “Registrant”) issued a press release to report the Registrant’s financial results for the first quarter ended March 31, 2007. A copy of the Registrant’s release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference. The information contained in Item 2.02 to this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and the information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

          (c)   Exhibits.

Exhibit No.

Exhibit

    99.1

Release issued April 25, 2007, by Questar Corporation.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

April 25, 2007

/s/S. E. Parks

S. E. Parks

Senior Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

    99.1

Release issued April 25, 2007, by Questar Corporation.

QUESTAR NET INCOME GROWS 10% IN FIRST QUARTER 2007

Company Revises 2007 Earnings Guidance, Raises Production Estimate

SALT LAKE CITY — Questar Corp. (NYSE:STR) – a natural gas-focused energy company – grew net income 10% in the first quarter of 2007 to $151.1 million, or $1.72 per diluted share, compared to $137.2 million, or $1.57 per diluted share, for the first quarter of 2006. Net mark-to-market gains on NYMEX/Rockies natural gas basis swaps increased first quarter 2007 net income $7.4 million, or $0.08 per diluted share.

NET INCOME BY LINE OF BUSINESS

(in millions, except earnings per share)

	3 Months Ended
	March 31,
	2007	2006	% Change
Market Resources
Questar E&P	$77.2	$70.5	10%
Wexpro	13.9	12.0	16
Gas Management	12.4	9.7	28
Energy Trading and other	6.0	2.5	140
Market Resources Total	109.5	94.7	16

Questar Pipeline	11.2	12.0	(7)
Questar Gas	29.1	29.4	(1)
Corporate	1.3	1.1	18
QUESTAR CORPORATION TOTAL	$151.1	$137.2	10%

Earnings per diluted share	$1.72	$1.57
Average diluted shares	87.8	87.4

“We’re off to a good start in 2007,” said Keith Rattie, Questar chairman, president and CEO. “Accordingly, we’re raising our 2007 production guidance. We’re also raising the bottom end of the range for our 2007 earnings guidance, even after adjusting for the likelihood that Rockies natural gas prices will be significantly lower this summer than we had assumed in our previous guidance.”

First Quarter 2007 Highlights

•

Questar E&P grew natural gas, oil and natural gas liquids (NGL) production to 34.9 billion cubic feet of natural gas equivalent (Bcfe) compared to 32.3 Bcfe for the 2006 period, an 8% increase. Natural gas comprised 88% of reported volumes.

•

Realized natural gas prices at Questar E&P increased $0.09 per thousand cubic feet (Mcf), or 1%, while realized crude oil and NGL prices declined $1.81 per barrel (bbl), or 4%. Natural gas hedges increased reported revenues by $30.2 million, while oil hedges increased revenues by $0.9 million.

•

Net mark-to-market gains on NYMEX/Rockies natural gas basis swaps increased net income $7.4 million in the 2007 quarter.

•

Wexpro investment base grew 23% to $263.4 million at March 31, 2007, compared to $214.5 million a year earlier. Wexpro produced 10.6 Bcf of cost-of-service gas for delivery to affiliate Questar Gas.

•

A 43% increase in third-party volumes helped boost Gas Management gathering revenues 31% to $23.1 million compared to $17.6 million a year earlier. Processing volumes increased 2% while net processing revenues decreased 2% to $11.8 million due to reduced frac-spread margin.

•

Energy Trading net income was up 140% to $6.0 million, driven primarily by increased storage-trading margins. Gross marketing margin totaled $8.9 million compared to $4.1 million in the year-ago period.

•

Questar Pipeline net income declined 7% compared to the 2006 period, primarily because of higher costs.

•

Questar Gas net income declined 1% from a year ago, primarily the result of a June 2006 rate reduction.

•

Questar earned a 17.3% return on assets (ROA – defined as earnings before interest and income taxes divided by average total assets) for the trailing 12-month period ended March 31, 2007. Market Resources ROA was 21.6%, Questar Pipeline ROA was 11.6%, and Questar Gas ROA was 7.9%.

Questar Revises 2007 Earnings Guidance and Production Estimate

Questar now expects full-year 2007 earnings to range from $5.20 to $5.35 per diluted share, compared to previous guidance of $5.15 to $5.35 per diluted share. The increase in the lower end of the guidance range is due to better-than-forecast results from Market Resources in the first quarter of 2007 and better visibility on Questar E&P production growth for the remainder of the year. The company now expects Questar E&P 2007 production to range from 135 to 138 Bcfe compared to previous guidance of 133 to 136 Bcfe. The revised production forecast is primarily due to anticipated earlier completion of Pinedale wells drilled during the 2006/2007 winter drilling season, an increase in the total number of Pinedale wells the company expects to complete in 2007, and better-than-previously forecast performance from Midcontinent properties, particularly the Elm Grove field. The company’s revised earnings guidance now assumes Rockies basis differential will average $3.25 per MMBtu for the remainder of 2007, compared to $2.00 per MMBtu assumed in previous guidance. Rockies basis differential is the difference between the NYMEX/Henry Hub price of natural gas and the price the company realizes for natural gas produced and sold in the local market. The basis differential has widened because interstate pipelines that move natural gas from Rocky Mountain producing basins to markets outside the region are operating at close to capacity. The lower end of the guidance range assumes an average NYMEX price of $7.25 per MMBtu for currently unhedged 2007 natural gas production for the rest of the year and an average prompt-month NYMEX oil price of $60.00 per bbl applied to unhedged volumes. The upper end assumes an average NYMEX gas price of $8.25 per MMBtu and an average prompt-month NYMEX oil price of $65.00 per bbl applied to unhedged 2007 production. The guidance excludes one-time items, assumes hedges in place on the date of this release, and assumes natural gas and oil prices and basis differentials as summarized in the following table:

Earnings Guidance Assumptions

	2007	2007
	Current	Previous
Earnings per diluted share	$5.20-$5.35	$5.15-$5.35
Average diluted shares (millions)	88.1	88.1
Questar E&P production – Bcfe	135-138	133-136
Pinedale well completions	48-52	45-48
NYMEX gas price per MMBtu*	$7.25-$8.25	$7.25-$8.25
NYMEX/Rockies basis differential per MMBtu*	$3.25	$2.00
NYMEX/Midcontinent basis differential per MMBtu*	$1.00	$1.00
NYMEX crude oil price per bbl*	$60.00-$65.00	$60.00-$65.00
* On unhedged volumes for the remainder of 2007

•

Questar E&P has hedged about 74% of forecast natural gas and oil-equivalent production for the remainder of 2007 with fixed-price swaps. Additionally, the company has hedged about 5% of forecast remainder-of-2007 production with NYMEX/Rockies basis-only swaps (see table at the end of this release).

•

The company estimates that a $1.00-per-MMBtu change in the average NYMEX price of natural gas for the remainder of 2007 would result in about a $0.08 change in earnings per diluted share.

•

A $10.00-per-bbl change in the average NYMEX price of oil for the remainder of 2007 would result in about a $0.05 change in earnings per diluted share.

Questar E&P Net Income Increases 10% in First Quarter 2007

Questar E&P – a Market Resources subsidiary that acquires, explores for, develops and produces natural gas and oil – grew production 8% to 34.9 Bcfe in the 2007 period. Growing production, combined with essentially flat realized prices for natural gas, crude oil and NGL and a 15% higher average cost structure, resulted in nearly flat first quarter 2007 net income compared to the year-earlier quarter, excluding net mark-to-market gains on NYMEX/Rockies natural gas basis swaps. Basis swaps increased net income $7.4 million in the 2007 quarter.

Questar E&P – Production by Region

(Bcfe)

	3 Months Ended
	March 31,
	2007	2006	% Change
Pinedale Anticline	12.1	9.7	25%
Uinta Basin	6.0	6.2	(3)
Rockies Legacy	4.5	5.1*	(12)
Subtotal – Rocky Mountains	22.6	21.0	8
Midcontinent	12.3	11.3	9
Total Questar E&P	34.9	32.3	8%

*Includes 0.7 Bcfe gas-imbalance settlement

Questar E&P – Realized Prices and Hedging Impact

	3 Months Ended
	March 31,
	2007	2006	% Change
Realized natural gas price (per Mcf)	$6.35	$ 6.26	1%
Hedge impact on realized price (per Mcf)	0.98	(0.56)

Realized oil and NGL price (per bbl)	$48.61	$50.42	(4)
Hedge impact on realized price (per bbl)	1.26	(5.97)

Net mark-to-market gain on basis swaps (millions – before tax)	$11.8	$0.0

Questar may hedge sales prices on up to 100% of forecast production from proved reserves to lock in acceptable returns on invested capital and to protect returns, cash flow and net income from a decline in commodity prices. The company uses NYMEX/Rockies basis-only swaps to protect cash flows and net income from widening natural gas-price basis differentials that may result from capacity constraints on regional gas pipelines.

Questar E&P production costs (the sum of depreciation, depletion and amortization expense, lease operating expense, general and administrative expense, allocated interest expense, and production taxes) per unit of gas-equivalent production increased 15% compared to the 2006 period.

Questar E&P – Production Cost Structure

(Per Mcfe)

	3 Months Ended
	March 31,
	2007	2006	% Change
Depreciation, depletion and amortization	$1.69	$1.28	32%
Lease operating expense	0.59	0.54	9
General and administrative expense	0.35	0.34	3
Allocated interest expense	0.18	0.19	(5)
Production taxes	0.47	0.51	(8)
Production costs	$3.28	$2.86	15%

•

Production volume-weighted average depreciation, depletion and amortization rate increased due to higher costs for drilling, completion and related services, increased cost of steel casing, other tubulars and wellhead equipment, the ongoing depletion of older, lower-cost reserves and the increasing component of Questar E&P production derived from higher-cost fields such as Elm Grove in the Midcontinent and Vermillion Basin and Wamsutter in the Rockies.

•

Lease operating expense per Mcfe increased due to increased costs of materials and consumables, increased produced-water disposal costs and increased well-workover activity.

•

General and administrative expense per Mcfe increased due primarily to increased labor expense partially offset by decreased legal expenses.

•

Allocated interest expense per unit of production decreased in the 2007 period due to increased production and relatively constant interest expense.

•

Production taxes per unit decreased due to lower natural gas and oil sales prices in the 2007 period.

Wexpro Net Income Up 16% in First Quarter 2007

Wexpro – a Market Resources subsidiary that develops and produces cost-of-service reserves for Questar Gas – reported higher net income driven by a 23% increase in its investment base at March 31, 2007, to $263.4 million compared to $214.5 million a year ago. Realized oil and NGL prices declined 14% compared to the 2006 quarter. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of about 19 to 20% on its investment base – the investment in commercial wells and related facilities, adjusted for working capital and reduced for deferred income taxes and accumulated depreciation.

Gas Management Net Income Up 28% in First Quarter 2007

Questar Gas Management (Gas Management) – Market Resources’ gas-gathering and processing-services business – posted higher net income driven by higher gathering volumes. Gas-gathering throughput grew 26% or 15.9 million MMBtu compared to the first quarter of 2006, primarily due to a 43% increase in third-party volumes. Fee-based gas-processing volumes were 30.6 million MMBtu in the first quarter of 2007, a 2% increase compared to the 2006 period. Fee-based gas-processing revenues increased 14% or $0.6 million, while gross margin from keep-whole processing declined 11% or $0.8 million in the 2007 period. Approximately 83% of Gas Management net operating revenue (total revenue less processing plant-shrink) is derived from fee-based contracts, up from 77% in the 2006 period.

Questar Pipeline Net Income Down 7% in First Quarter 2007

Questar Pipeline – a subsidiary that provides interstate natural gas transportation and storage services – reported lower net income primarily from increased operating, depreciation and interest expense from a phased system expansion placed in service at the first of the year. The company began collecting revenues from this project a year earlier at an interim delivery point pending construction and startup of new pipeline facilities, which were completed at the end of the year. First-quarter revenues from this project remained essentially the same as a year ago, but first-quarter 2007 costs included depreciation and operating costs for the new facilities. Total pipeline revenues increased $2.2 million from higher transportation and gas processing services. Operating, maintenance, general and administrative expenses totaled $0.13 per decatherm transported, about the same as the year-earlier quarter, as a result of a 15% increase in both transportation volumes and expenses.

Questar Gas Net Income Down 1% in First Quarter 2007

Questar Gas – which provides retail natural gas distribution services in Utah, Wyoming and Idaho – reported slightly lower net income in the quarter as a result of a June 2006 rate reduction. First-quarter 2007 margin declined a net $0.7 million as a result of this $5.2 million rate reduction, mostly offset by a $4.1 million increase from customer growth. The rate reduction was partially offset by $2.3 million lower depreciation expense due to a change in depreciation rates. At March 31, 2007, Questar Gas served 861,000 customers, up 27,000 or 3.2% from March 31, 2006. Operating, maintenance, general and administrative expenses totaled $38 per customer in the first quarter of 2007 compared to $37 per customer in the 2006 period. A pilot conservation-enabling tariff, which decouples gas margin from customer volumes, increased margin $1.8 million in the quarter, offsetting a decrease in temperature-adjusted usage per customer.

First Quarter 2007 Earnings Teleconference

Questar management will discuss first quarter 2007 results and the outlook for the remainder of 2007 in a conference call with investors Thursday, April 26, beginning at 9:30 a.m. EDT. The call can be accessed on the company Internet site at www.questar.com.

About Questar

Questar Corp. (NYSE:STR) is a natural gas-focused energy company with an enterprise value of about $9 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006. Questar undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit Questar’s Internet site at: www.questar.com.

Hedge Positions – April 25, 2007

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Gas (Bcf) Fixed-Price Swaps			Average Price Per Mcf, Net to the Well
2007
Second quarter	14.2	8.6	22.8	$6.72	$7.76	$7.11
Second half	28.6	17.4	46.0	6.72	7.76	7.12
Remainder of 2007	42.8	26.0	68.8	6.72	7.76	7.12

2008
First half	22.0	17.3	39.3	$7.18	$7.93	$7.51
Second half	23.0	17.5	40.5	7.16	7.93	7.49
12 months	45.0	34.8	79.8	7.17	7.93	7.50

2009
First half	20.1	12.0	32.1	$7.11	$7.66	$7.31
Second half	20.5	12.2	32.7	7.11	7.66	7.31
12 months	40.6	24.2	64.8	7.11	7.66	7.31

2010
First half	3.3	6.9	10.2	$6.95	$7.58	$7.37
Second half	3.4	6.9	10.3	6.95	7.58	7.37
12 months	6.7	13.8	20.5	6.95	7.58	7.37

				Estimated
	Gas (Bcf) Basis-Only Swaps			Average Basis Per Mcf vs. NYMEX
2007
Second quarter	1.7		1.7	$1.78		$1.78
Second half	3.4		3.4	1.78		1.78
Remainder of 2007	5.1		5.1	1.78		1.78

2008
First half	13.6		13.6	$1.60		$1.60
Second half	13.7		13.7	1.60		1.60
12 months	27.3		27.3	1.60		1.60

2009
First half	5.1		5.1	$1.08		$1.08
Second half	5.1		5.1	1.08		1.08
12 months	10.2		10.2	1.08		1.08

Hedge Positions – April 25, 2007

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Oil (Mbbl) Fixed-Price Swaps			Average Price Per Bbl, Net to the Well

2007
Second quarter	264	100	364	$52.01	$57.91	$53.63
Second half	534	202	736	52.01	57.91	53.63
Remainder of 2007	798	302	1,100	52.01	57.91	53.63

2008
First half	218	146	364	$60.93	$66.93	$63.33
Second half	221	147	368	60.93	66.93	63.33
12 months	439	293	732	60.93	66.93	63.33

2009
First half	217	145	362	$60.55	$66.55	$62.95
Second half	221	147	368	60.55	66.55	62.65
12 months	438	292	730	60.55	66.55	62.95

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended March 31,
	2007	2006
	(in millions, except per share amounts)
REVENUES
Market Resources	$433.9	$415.1
Questar Pipeline	31.7	29.4
Questar Gas	406.5	466.9
Total Revenues	872.1	911.4

OPERATING EXPENSES
Cost of natural gas and other products sold	392.4	462.8
Operating and maintenance	77.7	74.1
General and administrative	37.2	32.3
Production and other taxes	29.8	33.5
Depreciation, depletion and amortization	91.1	72.8
Exploration	2.0	3.3
Abandonment and impairment	2.0	1.7
Total Operating Expenses	632.2	680.5
Net gain (loss) from asset sales	0.4	(0.1)
OPERATING INCOME	240.3	230.8
Interest and other income	3.0	2.6
Income from unconsolidated affiliates	2.2	1.8
Net mark-to-market gain on basis-only swaps	11.8
Interest expense	(18.0)	(17.4)
INCOME BEFORE INCOME TAXES	239.3	217.8
Income taxes	88.2	80.6
NET INCOME	$151.1	$137.2

EARNINGS PER COMMON SHARE
Basic	$1.76	$1.61
Diluted	1.72	1.57
Weighted average common shares outstanding
Used in basic calculation	85.8	85.2
Used in diluted calculation	87.8	87.4
Dividends per common share	$0.235	$0.225

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)
	3 Months Ended March 31,
	2007	2006
	(in millions)
Revenues from Unaffiliated Customers
Questar E&P	$229.8	$210.8
Wexpro	6.5	6.3
Gas Management	44.0	41.2
Energy Trading and other	153.6	156.8
Market Resources total	433.9	415.1
Questar Pipeline	31.7	29.4
Questar Gas	406.5	466.9
	$872.1	$911.4

Revenues from Affiliated Companies
Wexpro	$40.7	$38.7
Gas Management	4.3	3.9
Energy Trading and other	156.0	250.2
Market Resources total	201.0	292.8
Questar Pipeline	20.6	20.7
Questar Gas	1.1	1.6
	$222.7	$315.1

Operating Income
Questar E&P	$117.1	$118.8
Wexpro	21.4	18.2
Gas Management	18.8	14.7
Energy Trading and other	8.2	3.3
Market Resources total	165.5	155.0
Questar Pipeline	23.8	24.6
Questar Gas	50.9	51.2
Corporate	0.1
	$240.3	$230.8

Net Income
Questar E&P	$77.2	$70.5
Wexpro	13.9	12.0
Gas Management	12.4	9.7
Energy Trading and other	6.0	2.5
Market Resources total	109.5	94.7
Questar Pipeline	11.2	12.0
Questar Gas	29.1	29.4
Corporate	1.3	1.1
	$151.1	$137.2

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)
	3 Months Ended March 31,
	2007	2006
MARKET RESOURCES
Questar E&P production volumes
Natural gas (Bcf)	30.9	28.6
Oil and natural gas liquids (MMbbl)	0.7	0.6
Total production (Bcfe)	34.9	32.3
Average daily production (MMcfe)	388.2	358.8
Questar E&P average realized price,
net to the well (including hedges)
Natural gas (per Mcf)	$6.35	$6.26
Oil and NGL (per bbl)	48.61	50.42
Wexpro investment base at March 31, net of
depreciation and deferred income taxes (millions)	$263.4	$214.5
Natural gas processing volumes
NGL sales (MMgal)	17.8	22.6
Fee-based processing (in millions of MMBtu)	30.6	30.1
Natural gas processing revenues
NGL sales price (per gal)	$0.88	$0.87
Fee-based processing (per MMBtu)	$0.15	$0.13
Natural gas gathering volumes (in millions of MMBtu) (1)
For unaffiliated customers	46.7	32.6
For Questar Gas	10.4	10.6
For other affiliated customers	20.0	18.0
Total gathering	77.1	61.2
Gathering revenue (per MMBtu)	$0.30	$0.29
Natural gas and oil marketing volumes (MMdthe)
For unaffiliated customers	25.6	29.5
For affiliated customers	27.3	25.6
Total marketing	52.9	55.1
QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	76.9	62.7
For Questar Gas	42.1	40.9
For other affiliated customers	4.7	3.7
Total transportation	123.7	107.3
Transportation revenue (per dth)	$0.25	$0.28
Firm-daily transportation demand at March 31, (MMdth)	2.2	2.2
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	45.9	42.3
Industrial	0.4	1.1
Transportation for industrial customers	9.9	8.5
Total industrial	10.3	9.6
Total deliveries	56.2	51.9
Natural gas revenue (per dth)
Residential and commercial sales	$8.54	$10.45
Industrial	6.86	8.37
Transportation for industrial customers	$0.23	$0.19
Temperatures - colder (warmer) than normal	4%	(2%)

Temperature-adjusted usage per customer (dth)	48.6	50.4
Customers at March 31, (in thousands)	860.9	834.3

(1) one dth = one MMBtu

QUESTAR CORPORATION PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
	(Unaudited)
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$22.4	$24.6
Accounts receivable, net	342.0	410.8
Fair value of derivative contracts	87.7	155.5
Inventories	86.8	134.8
Other current assets	22.8	27.7
Total Current Assets	561.7	753.4
Property, Plant and Equipment	6,617.1	6,414.1
Accumulated depreciation, depletion and amortization	(2,390.3)	(2,322.7)
Net Property, Plant and Equipment	4,226.8	4,091.4
Investment in Unconsolidated Affiliates	40.0	37.5
Goodwill	70.7	70.7
Fair value of derivative contracts	15.4	49.0
Other noncurrent assets, net	64.6	62.7
Total Assets	$4,979.2	$5,064.7

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Short-term debt		$40.0
Accounts payable and accrued expenses	$425.6	551.4
Fair value of derivative contracts	8.9	8.2
Purchased-gas adjustment	52.4	34.3
Deferred income taxes - current	3.0	35.0
Current portion of long-term debt	53.0	10.0
Total Current Liabilities	542.9	678.9
Long-term debt, less current portion	979.4	1,022.4
Deferred income taxes	790.1	763.9
Other long-term liabilities	400.8	394.0
Common Shareholders' Equity	2,266.0	2,205.5
Total Liabilities and Common Shareholders' Equity	$4,979.2	$5,064.7

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	3 Months Ended March 31,
	2007	2006
	(in millions)
OPERATING ACTIVITIES
Net income	$151.1	$137.2
Adjustments to reconcile net income to net cash
provided from operating activities:
Depreciation, depletion and amortization	92.8	74.5
Deferred income taxes	40.5	7.6
Share-based compensation	2.9	2.2
Abandonment and impairment	2.0	1.7
Dry exploratory well expenses		1.7
Net (gain) loss from asset sales	(0.4)	0.1
Income from unconsolidated affiliates	(2.2)	(1.8)
Distributions from unconsolidated affiliates	3.1	0.2
Net mark-to-market gain on basis-only swaps	(11.8)
Changes in operating assets and liabilities	33.6	99.5
NET CASH PROVIDED FROM OPERATING ACTIVITIES	311.6	322.9

INVESTING ACTIVITIES
Capital expenditures	(258.7)	(198.6)
Proceeds from disposition of assets	2.0	3.2
NET CASH USED IN INVESTING ACTIVITIES	(256.7)	(195.4)

FINANCING ACTIVITIES
Common stock	(1.7)
Change in short-term debt	(40.0)	(94.5)
Dividends paid	(20.2)	(19.2)
Excess tax benefits from share-based compensation	4.8	2.0
NET CASH USED IN FINANCING ACTIVITIES	(57.1)	(111.7)

Change in cash and cash equivalents	(2.2)	15.8
Beginning cash and cash equivalents	24.6	13.4
Ending cash and cash equivalents	$22.4	$29.2